UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2023

Astra Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52205	20-3113571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9565 Waples Street, Suite 200

San Diego CA  92121

(Address of principal executive offices, including zip code)

(800) 705-2919

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))’

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASRE	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2023, the board of directors of the Company, appointed Robert Holcomb as a director of the Company.

On September 7, 2023, the Company's wholly owned subsidiary, Astra Energy California Inc. (the “Astra California”) appointed Benjamin Grier as a director.  Mr. Grier is currently a director of the Company.

There are no family relationships between Mr. Holcomb and Mr. Grier and any of the directors or executive officers of the Company or Astra California, nor do Mr. Holcomb or Mr. Grier have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described above, there were no arrangements or understandings by which Mr. Holcomb or Mr. Grier were appointed as a member of the respective boards.

Robert Holcomb - Director of Astra Energy Inc.

Dr. Robert Holcomb MD, Ph.D., is Co-Owner, Co-Founder, and Co-Manager of Holcomb Scientific Research, Irish-based research, and development company setting a new industry standard in electric power generation.

With decades of experience across the medical, scientific, and energy industries, Dr. Holcomb is a pioneer in modern invention with hundreds of patents across a range of industries from breakthrough clean energy solutions to medical devices such as MagnaBloc, which achieved approximately $1 billion in worldwide sales. He has also patented numerous environmentally friendly products, processes, and devices, including a CO2 converter that captures CO2 in power plant emissions and in the atmosphere and converts it back to its base elements, and a unique water purification system.

He spent almost 20 years as a child and adult neurologist on the faculty of the Vanderbilt University School of Medicine in Nashville, one of the nation’s longest serving and most prestigious academic medical centers. During this time, he regularly published articles in a series of medical and scientific journals and traveled around the world delivering lectures.

Dr. Holcomb is passionate about the environment and focuses much of his time, energy, and intellect on creating accessible, affordable, and sustainable solutions to try and solve the widespread environmental challenges facing our world.

The Holcomb Energy System is his most ground-breaking invention to date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRA ENERGY, INC.

Dated: September 15, 2023	By:	/s/ Ronald W. Loudoun
Ronald W. Loudon
CEO

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